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                                                                 Exhibit 21.1

                                  Subsidiaries

Corporate Name                                           State of Incorporation
--------------                                           ----------------------

San Diego Testing Engineers, Inc.                        Delaware

Los Angeles Testing Engineers, Inc.                      Delaware

Wyman Testing Laboratories, Inc.                         Delaware

Unitek Technical Services, Inc.                          Delaware

AGS/Peico, Inc.                                          Delaware

U.S. Engineering Laboratories, Inc.                      Delaware

Professional Engineering & Inspection Company            Florida

BTC Laboratories, Inc.                                   California

Testing Engineering Nevada, Inc.
(formerly Buena Engineers, Inc.)                         Delaware

Earth Consultants, Inc.                                  Washington

Clicks2Bricks, Inc.                                      Florida

The Building Department, Inc.                            Florida

Robert W. Hunt Company                                   Delaware